Exhibit 99.1

News Release

bioAffinity Technologies to Present Positive Clinical and Veteran-Focused Data on CyPath® Lung at NAVREF 2026 Annual Conference

Presentations demonstrate beneficial role for CyPath Lung in veteran lung cancer care

NAVREF 2026 focuses on innovative research to improve healthcare for veterans

SAN ANTONIO, Texas – September 22, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company developing noninvasive healthcare solutions for the early detection and monitoring of lung disease, today announced it is presenting two posters highlighting its noninvasive lung cancer diagnostic, CyPath® Lung, in clinical practice and ongoing research evaluating the technology in veteran and military populations at the 2026 NAVREF Annual Conference, September 27-30, 2026, in Arlington, Virginia.

The National Association of Veterans’ Research and Education Foundations (NAVREF) Annual Conference brings together leaders from the Department of Veterans Affairs (VA), VA-affiliated research organizations, academia and industry working to improve healthcare and quality of life for veterans. bioAffinity Technologies is a member of NAVREF’s Industry Partner Consortium.

Representatives from bioAffinity Technologies and its new distribution partner, AvMEDICAL, will be available during the conference to discuss the potential healthcare benefits and commercial momentum of CyPath Lung. The NAVREF conference marks the first time that bioAffinity Technologies and AvMEDICAL will jointly engage with the federal healthcare market.

Lung cancer remains one of the most significant cancer challenges facing veterans. According to the VA, approximately 7,700 veterans are diagnosed with lung cancer each year. “The VA has made substantial progress in expanding lung cancer screening for veterans, which means a significant increase in the number of lung nodules that require careful evaluation,” said Maria Zannes, President and CEO of bioAffinity Technologies. “At the NAVREF conference we will share how CyPath Lung may benefit veterans by providing real-time information about lung nodules discovered by imaging.”

Poster #1: CyPath Lung in Practice

The first poster, “CyPath® Lung in Practice: From Uncertainty to Clarity and Confidence,” presents three clinical cases that involved atypical presentations and complex diagnostic considerations in high-risk patients with indeterminate pulmonary nodules.

CyPath Lung was used in conjunction with standard clinical evaluation, including low-dose CT, PET imaging, risk modeling and blood-based testing. The poster describes how incorporating CyPath Lung’s noninvasive flow cytometry + AI diagnostic into the clinical evaluation accelerated diagnosis, helped guide difficult clinical discussions and prevented unnecessary invasive procedures.

Poster #2: Longitudinal Study on Detection of Early-Stage Lung Cancer in Sputum

The second poster, “BA-004: Detection of Early-Stage Lung Cancer in Sputum using Flow Cytometry and an Automated Analysis Pipeline,” describes the ongoing FlowPath™ Lung study, a 2,000-patient longitudinal study designed to evaluate the clinical performance of the CyPath Lung flow cytometry test in veteran and military populations. The FlowPath Lung test is identical to the commercially available CyPath Lung test. The FlowPath Lung name is used exclusively for this research study.

The FlowPath Lung clinical study is currently enrolling patients. Veterans and military personnel from 12 VA medical centers and two of the nation’s largest military hospitals will participate in the clinical study. The John P. Murtha Cancer Center Research Program (MCCRP), a research program within the Department of Surgery at the Uniformed Services University of the Health Sciences in Bethesda, Maryland, is providing support and partial funding for the study.

The poster highlights CyPath Lung’s at-home sputum collection, which eliminates the need for patients to travel to a VA medical facility for specimen collection. It also presents CyPath Lung’s previously reported performance in patients with pulmonary nodules of 20 mm or less, including 92% sensitivity, 87% specificity and 99% negative predictive value. These results may not be indicative of performance in broader populations or different clinical settings. The poster summarizes the findings of an economic analysis published in 2024 by pulmonologists at Audie L. Murphy VA Medical Center and Brooke Army Medical Center who concluded that utilization of the bioAffinity’s test “has the potential to result in thousands of dollars per person and hundreds of millions of dollars overall in savings to health care associated with screening and diagnosis of lung cancer.”

About CyPath Lung

CyPath Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. CyPath Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath Lung, is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential healthcare cost savings associated with screening and diagnosis of lung cancer using the Company’s technology. Any projections of cost savings or economic benefits are based on third-party analyses using assumptions that may not reflect actual clinical outcomes, reimbursement rates, utilization patterns, or healthcare system dynamics, and actual savings, if any, may differ materially from those projected. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to maintain regulatory approvals, the Company’s ability to achieve and maintain profitability, the outcome of ongoing and future clinical studies, uncertainties regarding the actual economic impact of the Company’s diagnostic technology in clinical practice, changes in healthcare reimbursement policies and payor coverage decisions, risks related to competition and technological changes in the biotechnology and diagnostics industries, the Company’s need for additional financing, risks related to government contracts and the federal procurement process, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com